SUPERVISION AND ADMINISTRATIVE AGREEMENT
between
RENAISSANCE CAPITAL GREENWICH FUNDS
and
RENAISSANCE CAPITAL LLC

AGREEMENT made as of the 16th day of August, 2013, by and between Renaissance Capital Greenwich Funds, a Delaware business trust which may issue one or more series of shares of beneficial interest (the "Trust"), and Renaissance Capital LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Adviser to provide supervisory, administrative and other similar services to the funds listed on Schedule A that have a unitary fee (each, a "Unitary Fee Fund" and collectively, the "Unitary Fee Funds"), and the Adviser represents that it is willing and possesses the legal authority and wherewithal to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. **Appointment.**

(a) *General.* The Trust hereby appoints the Adviser to act as the administrator to the Unitary Fee Funds and to provide for the period and on the terms set forth in this Agreement certain services, including but not limited to, all supervisory, administrative and other similar services reasonably necessary for the operation of the Unitary Fee Funds but specifically excluding all investment advisory services for the Unitary Fee Funds which are provided under a separate investment advisory agreement. The Adviser shall bear the costs and expenses associated with, but not limited to, the audit, certain custody, portfolio accounting, legal, transfer agency and printing costs to be paid to each third-party service provider other than those fees to be paid to the Adviser for providing investment advisory services to the Unitary Fee Funds under the Investment Advisory Agreement entered into between the Trust, on behalf of the Unitary Fee Funds and the Adviser. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b) *Employees of Affiliates.* The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an administrator to the Trust under applicable laws; *provided* that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser.

(c) *Sub-Administrator.* It is understood and agreed that the Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement with respect to a particular Unitary Fee Fund or Unitary Fee Funds (each a "Sub-Administrator"), and that any such Sub-Administrator shall have all of the rights and powers of the Adviser set forth in this Agreement; *provided* that a Fund shall not pay any additional compensation for any Sub-Administrator and the Adviser shall be as fully responsible to the Trust for the acts and omissions of the Sub-Administrator as it is for its own acts and omissions; and *provided further* that the retention of any Sub-Administrator shall be approved in advance by the Board of

Trustees of the Trust. The Adviser will review, monitor and report to the Trust's Board of Trustees regarding the services provided by any Sub-Administrator. In the event that the services of any Sub-Administrator are terminated, the Adviser may provide such services pursuant to this Agreement directly to a Unitary Fee Fund without a Sub-Administrator and without further approval of the Board of Trustees. A Sub-Administrator may be an affiliate of the Adviser.

2. **Delivery of Documents.** The Trust has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

(a) the Trust's Trust Instrument;

(b) the Bylaws of the Trust;

(c) resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

(d) the Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission");

(e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

(f) the currently effective Prospectus and Statement of Additional Information of the Unitary Fee Funds.

3. **Supervisory and Administrative Services.**

(a) *Administration of the Unitary Fee Funds.* The Adviser hereby undertakes to act as administrator to the Unitary Fee Funds. The Adviser shall continuously administer to and supervise the Unitary Fee Funds and shall:

(i) supervise all aspects of the operations of each Unitary Fee Fund; and

(ii) take, on behalf of each Unitary Fee Fund, all actions the Adviser may deem necessary in order to carry into effect such supervisory and administrative services, including the making of appropriate periodic reports to the Trust's Board of Trustees.

(b) *Covenants.* The Adviser shall carry out its supervisory and administrative responsibilities in a manner consistent with each Unitary Fee Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust's Trust Instrument, Bylaws or other governing instruments, as amended from time to time; (iii) the 1940 Act; and (iv) other applicable laws.

(c) *Books and Records.* Pursuant to applicable law, the Adviser shall keep each Unitary Fee Fund's books and records required to be maintained by, or on behalf of, the Unitary Fee Funds with respect to the services rendered hereunder. The Adviser agrees that all records which it maintains for a Unitary Fee Fund are the property of the Unitary Fee Fund and it will promptly surrender any of such records to the Unitary Fee Fund upon such Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Unitary Fee Fund required to be preserved by such Rule.

(d) *Reports, Evaluations and other Services.* The Adviser shall furnish such reports or other information to the Trust with respect to the Unitary Fee Funds and in connection with the Adviser's services hereunder as the Trust's Board of Trustees may request from time to time or as the Adviser may otherwise deem to be desirable. The Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

4. **Representations and Warranties.**

(a) The Adviser hereby represents and warrants to the Trust as follows:

(i) The Adviser is a corporation duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii) The Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Adviser's obligations hereunder.

(b) The Trust hereby represents and warrants to the Adviser as follows:

(i) The Trust has been duly organized as a business trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

(ii) The Trust is registered as an investment company with the Commission under the 1940 Act and shares of each Unitary Fee Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

5. **Compensation.** The Advisor shall receive no additional compensation for the services which the Adviser is to provide or cause to be provided pursuant to this Agreement. To the extent utilized, the Adviser shall be responsible for any compensation owed to any Sub-Administrator.

6. **Expenses.** As between the Adviser and the Unitary Fee Funds, the Unitary Fee Funds will pay for any of their expenses other than those expressly stated herein or in the Prospectus and statement of Additional Information.

7. **Non-Exclusive Services; Limitation of Adviser's Liability.** The services of the Adviser to the Unitary Fee Funds are not to be deemed exclusive and the Adviser may render similar services to others and engage in other activities. The Adviser and its affiliates may enter into other agreements with the Unitary Fee Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services as set forth in such Agreement. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Trust, the Unitary Fee Funds or to any shareholder of the Unitary Fee Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, a Unitary Fee Fund or any shareholder of a Fund in connection with the performance of this Agreement.

8. **Effective Date; Modifications; Termination.** This Agreement shall become effective on August 16, 2013, provided that it shall have been approved by a majority of the Board of Trustees.

(a) This Agreement shall continue in force for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are

not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board of Trustees of the Trust.

(b) The modification of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

(c) Notwithstanding the foregoing provisions of this Paragraph 8, either party hereto may terminate this Agreement with respect to any particular Unitary Fee Fund at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. Such a termination by the Trust shall be effected as to any Unitary Fee Fund by vote of the Trust's Board of Trustees.

9. **Limitation of Liability of Trustees and Shareholders.** The Adviser acknowledges the following limitation of liability:

The terms "Renaissance Capital Greenwich Funds" and "Trustees" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "Renaissance Capital Greenwich Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Unitary Fee Fund must look solely to the assets of the Trust or Unitary Fee Fund for the enforcement of any claims against the Trust or Fund.

10. **Non-Exclusive Use of the Name "Renaissance".** The Trust acknowledges that it adopted its name through the permission of the Adviser. The Adviser hereby consents to the non-exclusive use by the Trust of the name "Renaissance" only so long as the Adviser serves as the Unitary Fee Funds' adviser.

If the Adviser or any successor to its business shall cease to furnish services to the Unitary Fee Funds under this Agreement or similar contractual arrangement, the Trust:

(a) as promptly as practicable, will take all necessary action to cause its Certificate of Trust to be amended to accomplish a change of name; and

(b) within 90 days after the termination of this Agreement or such similar contractual arrangement, shall cease to use in any other manner, including but not limited to use in any prospectus, sales literature or promotional material, the name "Renaissance" or any name, mark or logotype derived from it or similar to it or indicating that the Funds are managed by or otherwise associated with the Adviser.

11. **Certain Definitions.** The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

12. **Independent Contractor.** The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent a Unitary Fund in any way or otherwise be deemed an agent of a Unitary Fund.

13. **Structure of Agreement.** The Trust is entering into this Agreement on behalf of the respective

Unitary Fee Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Unitary Fee Fund severally and not jointly. No Unitary Fund shall have any responsibility for any obligation of any other Unitary Fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing:

(a) any breach of any term of this Agreement regarding the Trust with respect to any one Unitary Fund shall not create a right or obligation with respect to any other Unitary Fund;

(b) under no circumstances shall the Adviser have the right to set off claims relating to a Unitary Fund by applying property of any other Unitary Fund; and

(c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Unitary Fund to which such relationship and consideration applies.

This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Unitary Fee Funds, on the other hand, and (except as specifically provided above in this Paragraph 13) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

14. **Governing Law.** This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

15. **Severability.** If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

16. **Notices**. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to 165 Mason Street, Greenwich, Connecticut 06830, Attention: Linda R. Killian; with a copy to Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue New York, New York 10022, Attention: Thomas R Westle, Esq., or at such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 165 Mason Street Connecticut 06830, Attention: William K. Smith or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.

203.622.2978
www.renaissancecapital.com

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

RENAISSANCE CAPITAL GREENWICH FUNDS

By: Kathleen S. Smith

Name: Kathleen S. Smith

Title: Chairman

RENAISSANCE CAPITAL LLC

By: William K. Smith

Name: William K. Smith

Title: President

Schedule A
Dated August 16, 2013

Name of Unitary Fee Fund	Fee*
The Renaissance IPO ETF	None